                AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL

                                  for Units of

                         INCOME GROWTH PARTNERS, LTD. X

               for $500 per Class A Unit and $5 per Original Unit

     Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver ("Transfer") to Everest Investors 10, LLC, a California limited liability company (the "Purchaser"), all of the Seller's right, title and interest in such Seller's class A units ("Class A Units") and original units ("Original Units") of limited partnership interests of Income Growth Partners, Ltd. X, a California limited partnership (the "Partnership"), at the cash purchase price of $500 per Class A Unit and $5 per Original Unit, without interest, less the amount of
Distributions (as defined in the Offer to Purchase) per Unit, if any, made to Seller by the Partnership after February 1, 1999, and less any Partnership transfer fees, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 24, 1999, as it may be supplemented or amended (the "Offer to Purchase") and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer"). As used herein, the term "Units" refers to Class A Units, Original Units, or both.

     Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to Seller's tendered Units, and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Partnership after the date upon which the Purchaser purchases Units tendered pursuant to the Offer. Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to all tendered Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Partnership books and records, change the address of record of tendered Units prior to or after completion of the Transfer, or act in such manner as any such attorney-in-fact shall, in its discretion, deem proper with respect to such Units, to deliver such Units and transfer ownership of such Units on the Partnership's books maintained by the General Partners of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to immediately revoke and withdraw all prior tenders of Units, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Units. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

     Seller hereby represents and warrants to the Purchaser that Seller owns all Units tendered pursuant to the Offer and, if Seller is tendering Class A Units, that Seller has tendered all of the Units beneficially held by Seller. Seller further hereby represents and warrants to Purchaser that Seller has full power and authority to validly sell, assign, transfer and deliver such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all claims, options, restrictions, charges, encumbrances or other interests. If the undersigned is signing on behalf of an entity, the undersigned declares that he has authority to sign this document on behalf of such entity.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those Units accepted for payment by the Purchaser and any Letter of Transmittal for Units not accepted for payment may be destroyed by the Purchaser.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Units. Seller requests that Purchaser become a substitute limited partner of the Partnership.

     Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. Seller hereby also certifies, under penalties of perjury, that Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser, and such determinations will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will also be final and binding. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.

Date:  February 24, 1999

PLEASE CHECK ONLY ONE:
[If neither or both are checked, Seller is deemed to tender ALL Class A Units and Original Units]
[ ]Seller Tenders ALL Class A and Original Units
[ ]Seller Tenders Original Units Only. Specify Number, if less than ALL: _______

____________________________________        ____________________________________
[Seller's Telephone Number]                 [Signature of Owner]
____________________________________        ____________________________________
[Seller's Social Security or                [Print Name]
 Taxpayer ID Number]
____________________________________        ____________________________________
                                            [Signature of Co-Owner]
____________________________________        ____________________________________
[Seller's Address]                          [Print Name]
________________________________________
[Name of IRA Custodian, if applicable]
            --------------------------------------------------------
                Forward the completed Letter of Transmittal and
             original Partnership Certificate(s) (if available) to:
                           Everest Properties II, LLC
                       199 S. Los Robles Ave., Suite 440
                               Pasadena, CA 91101
                     Attn: Securities Processing Department
                                 (626) 585-5920
                      Re: Income Growth Partners, Ltd. X,
                        a California limited partnership
            --------------------------------------------------------

                                  INSTRUCTIONS


Beneficial Owner of Record Should:

1.   Sign the Agreement.
2. Indicate the Number of Units Owned, if not correctly indicated in the bottom right-hand corner.
3.   Fill in Telephone Number, Social Security, or Tax ID Number.
4.   Return the Agreement in the envelope provided.

If Owned Jointly:

1.   Joint owner should sign, as well.
2. If joint owner is deceased and units have not been reregistered, owner should send:
o    A copy of the Death Certificate


If Units have been Inherited or are owned by an Estate:

     Executor should submit:

o    A copy of the Death Certificate
o Letter of Testamentary or Will showing your beneficial ownership or executor capacity.


If Units are held in an IRA Account:

     Beneficial Owner should sign; we will then work with the IRA Custodian to complete the transfer. The funds will also be forwarded directly into your IRA Account.

     Include the Name of the IRA Custodian on the Agreement of Transfer.


If Units are held in a Trust, Profit Sharing or Pension Plan:

     Please provide first, last, and other applicable pages of the Trust Agreement showing authorized signatory.


If Units are held by a Corporation:

     Corporate resolutions required showing authorized signatory.



         IF AVAILABLE SEND IN THE ORIGINAL LIMITED PARTNER CERTIFICATE.

                     SIGNATURES DO NOT NEED TO BE NOTARIZED.